Exhibit 2.6

SECOND AMENDMENT TO THE SEPARATION AND DISTRIBUTION AGREEMENT

This SECOND AMENDMENT TO THE SEPARATION AND DISTRIBUTION AGREEMENT, dated as of December 6, 2016 (this “Second Amendment”), is entered into by and between Hewlett Packard Enterprise Company, a Delaware corporation (“Houston”) and Everett SpinCo, Inc., a Delaware corporation and wholly owned Subsidiary of Houston (“Everett”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Separation Agreement (as defined below).

WHEREAS, the parties hereto entered into a Separation and Distribution Agreement, dated as of May 24, 2016 (the “Original Agreement”);

WHEREAS, the parties hereto amended the Original Agreement pursuant to that certain First Amendment to the Separation and Distribution Agreement, dated as of November 2, 2016 (the “First Amendment”, and the Original Agreement as amended by the First Amendment, the “Separation Agreement”).

WHEREAS, the parties hereto desire to further amend the Separation Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.	Amendments to the Separation Agreement.

1.	Defined Terms. The following definition in Article I of the Separation Agreement is hereby amended and restated in its entirety as follows: “Above-Basis Amount” means $3,008,250,000 minus the Basis Amount, subject to adjustment as set forth in Section 3.1(d) of the Merger Agreement.

2.	Specified Everett Liabilities. Schedule 2.3(a)(iv) of the Separation Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit 1 attached hereto.

B.	Original Agreement Confirmed. Except as specifically amended or modified by this Second Amendment, the Separation Agreement remains unchanged and continues in full force and effect.

C.	Miscellaneous. The provisions of Section 9.1 and 9.15 of the Separation Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed on the date first written above by their respective duly authorized officers.

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	SVP, Deputy General Counsel

EVERETT SPINCO, INC.

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	Authorized Signatory